                                                                                                                                                                                                                                                                                                          Exhibit 10.38
REVOLVING PROMISSORY NOTE

Not to exceed $1,000,000.00 March 4, 2011

FOR VALUE RECEIVED, HSW International, Inc., a Delaware corporation (the “Company”), promises to pay to the order of Theorem Capital, LLC, a California limited liability company (together with its successors and assigned, the “Holder”), the principal sum of One Million Dollars ($1,000,000.00) or if less, the then aggregate unpaid principal amount of the “Loans” (as such term is defined in the Credit Agreement hereinafter defined) as may be borrowed by the Company under the Credit Agreement, and to pay interest to the Holder on the principal amount of this Note outstanding from time to time in accordance with the Credit Agreement.  This Note is the Note referred to in, and evidences indebtedness incurred under, the Senior Revolving Credit Agreement dated as of March 4, 2011 (herein, as it may be renewed, amended, modified or supplemented from time to time, called the “Credit Agreement”) between the Company and the Holder, as “Lender,” as defined therein.  Reference is made to the Credit Agreement for a statement of the terms and provisions thereof, including those under which the Company is permitted and required to make payments and repayments of principal of and interest on such indebtedness and under which such indebtedness may be declared to be immediately due and payable.

This Note is subject to the following additional provisions:

Section 1.                       Definitions.  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Credit Agreement.

Section 2.                       Miscellaneous.

(a) Absolute Obligation.  No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Note.

(b) Lost or Mutilated Note.  If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, and an appropriate indemnity, if requested, all as reasonably requested by the Company.

(c) Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof.

(d) Waiver.  Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note.  The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note.  Any waiver must be in writing.

(e) Severability.  If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.  If it shall be found that any interest or other amount deemed interest due hereunder violates applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder.

(f) Headings.  The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

HSW INTERNATIONAL, INC. By: /s/Bradley T. Zimmer Name: Bradley T. Zimmer Title: Executive Vice President & General Counsel
ATTEST:

/s/Shawn Meredith
Name: Shawn Meredith
Title: Chief Financial Officer